UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	February 15, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

            On February 15, 2005, Host America Corporation (“Host”) entered into Amendment No. 1 and Consent (the “Amendment Agreement”) with Laurus Master Funds, Ltd. amending certain terms of a Secured Convertible Term Note A and a Secured Convertible Term Note B previously issued by Host to Laurus pursuant to a Securities Purchase Agreement dated June 23, 2004 and certain related loan documents.  Pursuant to the Amendment Agreement, Term Note A is amended to provide that the fixed conversion price remains at $5.03, provided, however, that the first $1,000,000 of Term Note A and/or Term Note B, collectively, converted into shares of common stock on or after February 15, 2005 shall be converted at a fixed conversion price of $3.50.  Similarly, Term Note B is amended to provide that the fixed conversion price remains at $5.48, provided, however, that the first $1,000,000 of Term Note B and/or Term Note A, collectively, converted into shares of common stock on or after February 15, 2005 shall be converted at a fixed conversion price of $3.50.  The Amendment Agreement also amended applicable provisions of certain related loan documents to be consistent with the modification to the fixed conversion price described above.

            In addition, pursuant to the Amendment Agreement, Host issued to Laurus a common stock purchase warrant for 25,000 shares of its common stock exercisable through June 23, 2014 at $5.98 per share.  The warrant is subject to certain adjustment provisions in the event Host shall (a) effect a corporate reorganization or merger; or (b) consolidate or merge into any other entity or transfer all or substantially all of its assets or properties under a plan contemplating its dissolution.

            Host entered into the Amendment Agreement in order to obtain Laurus’ consent to Host’s merger with R.S. Services, Inc. as described under Item 2.01 of this report.  Laurus’ consent was a condition to closing of the merger.  In connection with the Amendment Agreement and Host’s merger with R.S. Services, Laurus released $750,000 on Term Note B to Host.  Host used approximately $588,000 of these proceeds to repay outstanding obligations of R.S. Services and will use the remainder for working capital.

            The Amendment Agreement and warrant are included as exhibits to this report.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

            On February 16, 2005, GlobalNet Acquisition Corp. (“Global”), a wholly-owned subsidiary of Host merged with R.S. Services, Inc. pursuant to the terms and conditions of the Agreement of Merger and Plan of Reorganization dated September 29, 2004.  As a result of the merger, Global, as the surviving corporation, will change its name to R.S. Services of Connecticut, Inc. and will conduct the electrical installation and energy management business formerly conducted by R.S. Services.  The merger will be effective upon the filing of Articles of Merger with the Connecticut and Oklahoma Secretary of States.

            As consideration for the acquisition of R.S. Services, Host issued 431,777 shares of its restricted common stock to Ronald Sparks, the sole shareholder of R.S. Services.  Mr. Sparks is eligible to earn additional cash and common stock based on the performance of Host’s energy management division.  Specifically, Mr. Sparks will receive an additional $200,000 in cash and $872,500 worth of Host’s restricted common stock if the energy management division generates a total of $20 million in sales for the 24-month period after the closing date of the merger.  If $30 million in divisional sales are reached for the 30-month period after the closing date of the merger, another $200,000 in cash and $336,250 worth of Host restricted common stock will be issued to Mr. Sparks.  If $40 million in divisional sales are reached in the 36-month period after the closing date of the merger, $536,250 worth of Host restricted common stock will be issued to Mr. Sparks.  If the $40 million division sales goal is not reached for the 36th month period after the closing date of the merger, but division sales exceed $30 million, Host will issue to Mr. Sparks additional restricted common stock based on a ratio of sales achieved, as described in the merger agreement.  These “earn-out” periods expire three years from the closing date of the merger.

            Concurrent with the closing of the merger, Host entered into an employment agreement with Mr. Sparks providing that Mr. Sparks will serve as the President of R.S. Services and receive an initial salary of $125,000, incentive stock options to purchase 18,000 shares of Host’s common stock and such other executive benefits as are afforded to similar officers of Host and its subsidiaries.  The employment agreement is for a period of 3 years, contains a 3-year non-competition provision and provides Mr. Sparks with certain severance benefits in the event of his termination.

            The merger agreement and the employment agreement are included as exhibits to this report.

Section 3 – Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities

            As disclosed under Item 1.01 of this report, in connection with the Amendment Agreement and as partial consideration for entering into the Amendment Agreement, Host issued to Laurus Master Funds, Ltd. a common stock purchase warrant for 25,000 shares of Host’s common stock exercisable through June 23, 2014 at an exercise price of $5.98 per share.  The warrant was offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 4(2) and Rule 506 of Regulation D, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the warrant.

            As disclosed under item 2.01 of this report, in connection with the R.S. Services merger, Host issued 431,777 shares of its restricted common stock to Ronald Sparks, the President and sole shareholder of R.S. Services.  These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 4(2) and Rule 506 of Regulation D, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the shares.

            This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On February 18, 2005, Thomas P. Eagan, Jr. resigned from the Board of Directors of Host.  Mr. Eagan served as a distinguished member of Host’s Board of Directors over the last 17 years and was chairman of the Compensation Committee.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of the business acquired with respect to Item 2.01 will be filed by amendment to this current report within 71 calendar days after the date of this report.

(b) Pro Forma Financial Information

The required pro forma information with respect to Item 2.01 will be filed by amendment to this current report within 71 calendar days after the date of this report.

(c) Exhibits

Exhibit
Number	Exhibit Title or Description
10.77	Agreement of Merger and Plan of Reorganization dated September 29, 2004*
10.80	Amendment No. 1 and Consent dated February 15, 2005
10.81	Common Stock Purchase Warrant dated February 15, 2005
10.82	Executive Employment Agreement dated February 16, 2005

* Previously filed with Form 8-K filed on October 4, 2004

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: February 18, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer

HOST AMERICA CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.77	Agreement of Merger and Plan of Reorganization dated September 29, 2004*
10.80	Amendment No. 1 and Consent dated February 15, 2005
10.81	Common Stock Purchase Warrant dated February 15, 2005
10.82	Executive Employment Agreement dated February 16, 2005

* Previously filed with Form 8-K filed on October 4, 2004